Exhibit 99.3

UNAUDITED FINANCIAL STATEMENTS

PROSOFT LEARNING CORPORATION

For the Nine-Month Periods Ended April 30, 2006 and 2005

Consolidated Statements of Operations (Unaudited) for the Three and Nine Month Periods Ended April 30, 2006 and 2005
Consolidated Balance Sheets at April 30, 2006 (Unaudited) and July 31, 2005
Consolidated Statements of Cash Flows (Unaudited) for the Nine Months Ended April 30, 2006 and 2005
Notes to Consolidated Financial Statements (Unaudited)

PROSOFT LEARNING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2006	2005	2006	2005
Revenues:
Content	$1,250	$1,320	$3,829	$4,226
Certification	302	334	815	1,040
Total revenues	1,552	1,654	4,644	5,266

Costs and expenses:
Costs of revenues	453	549	1,388	1,490
Content development	143	174	422	542
Sales and marketing	547	526	1,567	1,604
General and administrative	681	631	1,960	2,130
Depreciation and amortization	23	108	82	321
Impairment of Goodwill	—	—	6,745	—
Total costs and expenses	1,847	1,988	12,164	6,087

Loss from operations	(295)	(334)	(7,520)	(821)

Gain on sale of licenses	630		630
Gain on the settlement of liability	—	—	—	95
Interest income	—	1	—	3
Interest expense	(201)	(270)	(595)	(1,395)

Net income (loss)	$134	$(603)	$(7,485)	$(2,118)

Net income (loss) per share: basic	$0.03	$(0.13)	$(1.60)	$(0.49)
Net income (loss) per share: diluted	0.03	$(0.13)	$(1.60)	$(0.49)
Weighted average shares outstanding: basic	4,690,059	4,565,710	4,671,314	4,294,507
Weighted average shares outstanding: diluted	4,690,059	4,565,710	4,671,314	4,294,507

The accompanying notes are an integral part of these consolidated statements.

PROSOFT LEARNING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	April 30, 2006	July 31, 2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$823	$759
Accounts receivable, less allowances of $84 and $97	497	562
Prepaid expenses and other current assets	145	254
Total current assets	1,465	1,575

Property and equipment, net of accumulated depreciation of $3,508 and $3,310	118	123
Goodwill, net of accumulated amortization of $5,506	—	6,745
Other, net	109	57
Total assets	$1,692	$8,500

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$717	$424
Accrued expenses	669	710
Current portion of long term debt (in default)	4,129	—
Deferred revenue	5	26
Total current liabilities	5,520	1,160

Capital lease obligation (Less current portion)	75
Long-term debt (Less current portion)	—	3,849
Contingency (See Note 8)
Total liabilities	5,595	5,009

Stockholders’ equity:
Common shares, par value $.001 per share; authorized shares: 12,500,000; issued: 4,778,321 and 4,635,481 shares	5	5
Additional paid-in capital	106,782	106,737
Accumulated deficit	(110,820)	(103,334)
Accumulated other comprehensive income	205	158
Less common stock in treasury, at cost: 1,985 shares	(75)	(75)
Total stockholders’ equity	(3,903)	3,491
Total liabilities and stockholders’ equity	$1,692	$8,500

The accompanying notes are an integral part of these consolidated statements.

PROSOFT LEARNING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended April 30,
	2006	2005
Operating activities:
Net loss	$(7,485)	$(2,118)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	82	321
Gain on settlement of liability	—	(95)
Non-cash interest expense	591	1,395
Impairment of Goodwill	6,745	—

Changes in operating assets and liabilities:
Accounts receivable	72	169
Prepaid expenses and other current assets	52	(42)
Accounts payable	324	(101)
Accrued expenses	(230)	(265)
Other	(21)	(12)

Net cash provided by (used in) operating activities	130	(748)

Investing activities:
Cash received from sales of property and equipment	7	—
Purchases of property and equipment	—	(8)
Purchases of courseware and licenses	(76)	—

Net cash used in investing activities	(69)	(8)

Financing activities:
Issuance of long term debt	—	1,350
Payment of long term debt	—	—
Long-term debt issuance costs	—	(199)
Principal payments on capital leases	(7)	(3)

Net cash provided by financing activities	(7)	1,148

Effects of exchange rate changes on cash	10	9

Net increase (decrease) in cash and cash equivalents	64	401
Cash and cash equivalents at the beginning of period	759	502
Cash and cash equivalents at the end of period	$823	$903

Supplementary disclosure of cash paid during the period for:
Interest	$3	$—
Non-cash investing and financing activity:
Conversion of debt and interest into common stock	$45	$743

Supplemental Non-cash financing disclosure:

During the 9 month period, the Company financed an insurance policy in the amount of $72.

The accompanying notes are an integral part of these consolidated statements.

PROSOFT LEARNING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

1.                    General

These interim consolidated financial statements do not include certain footnotes and financial information normally presented annually under accounting principles generally accepted in the United States of America and, therefore, should be read in conjunction with the Consolidated Financial Statements and the Notes thereto contained in the Company’s 2005 Annual Report on Form 10-KSB/A filed with the Securities and Exchange Commission, or SEC. The results of operations for the interim period ended April 30, 2006 are not necessarily indicative of results that can be expected for the fiscal year ending July 31, 2006. The interim consolidated financial statements are unaudited but contain all adjustments, consisting of normal recurring adjustments management considers necessary to present fairly its consolidated financial position, results of operations, and cash flows as of and for the interim periods. The year-end balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. Certain reclassifications have been made in the prior-period consolidated financial statements to conform with the current-period presentation.

The report on the Company’s consolidated financial statements as of and for the year ended July 31, 2005, issued by the Company’s independent registered public accounting firm and dated September 30, 2005, contained a qualification regarding matters related to the substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 2 and 7 to the consolidated financial statements for the year ended July 31, 2005, the Company is party to certain note agreements that provide creditors with the ability to demand accelerated repayment of amounts owed to those creditors if the Company is unable to comply with the terms of those note agreements. Should the Company fail to comply with the terms of those agreements, the creditors could demand accelerated repayment of the amounts owed.  As of November 14, 2005, the Company was in default under one of the terms of those note agreements, which raises substantial doubt about the Company’s ability to continue as a going concern.  In addition, all amounts owing under those note agreements are due at maturity during the fiscal quarter ended October 31, 2006, and the Company’s likely inability to make those payments also raises substantial doubts about the Company’s ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

On April 11, 2006, Prosoft Learning Corporation, together with its ComputerPREP Inc. subsidiary (collectively the “Company”), filed petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Arizona (the “Bankruptcy Court”). On June 1, 2006, the Bankruptcy Court entered an order (the “Confirmation Order”) approving and confirming the Plan of Reorganization Proposed by Prosoft Learning Corporation, et al dated April 27, 2006 (the “Plan of Reorganization” or the “Plan”). See Note 9 — subsequent events.

The following is a summary of the material features of the Plan. This summary only highlights certain of the substantive provisions of the Plan of Reorganization and is not intended to be a complete description of, nor a substitute for, the Plan of Reorganization. This summary is qualified in its entirety by reference to the full text of the Plan of Reorganization.

The Plan of Reorganization provides (among other things) that all equity interests of the Company, including without limitation, common or preferred stock, and any warrants, option rights, conversion rights, rights of first refusal, causes of action, or other rights (contractual or otherwise) to acquire or receive any stock or other equity ownership interests in the Company (collectively the “Existing Capital Stock”) shall be cancelled and terminated as of the Effective Date, and Reorganized Prosoft will be formed. The holders of the Existing Capital Stock shall not receive any equity or other interest in Reorganized Prosoft and shall not receive any payment or other consideration in exchange for the Existing Capital Stock. Pursuant to the terms of the Acquisition and Reorganization Agreement dated April 11, 2006 by and among Prosoft Learning Corporation, ComputerPREP, Inc. and VCampus Corporation

(the “Acquisition and Reorganization Agreement”), VCampus Corporation will acquire all of the new common stock of Reorganized Prosoft in exchange for payment of the purchase price. The consideration received from VCampus, together with all assets, rights and property of the Company not transferred to Reorganized Prosoft, shall be transferred and assigned to the Liquidating Trust. The Liquidating Trust will administer and distribute the purchase price and any assets not transferred to Reorganized Prosoft in accordance with the terms of the Plan and the Acquisition and Reorganization Agreement.

Other than those debts or executory contracts specifically assumed by Reorganized Prosoft, or as otherwise provided in the Plan, all existing debts and claims or any kind of the Company shall be discharged, released and terminated.

On April 11, 2006, Prosoft Learning Corporation (the “Company”) entered into an Acquisition and Reorganization Agreement between VCampus Corporation, Prosoft Learning Corporation and ComputerPREP, Inc. (the “Reorganization Agreement”). ComputerPREP is a wholly-owned subsidiary of the Company. Pursuant to the Reorganization Agreement, the Company filed a petition for reorganization under Chapter 11 of Title 11 of the United States Code, and submited a proposed Chapter 11 Plan of Reorganization. Subsequent to Bankruptcy Court approval, the reorganized Company became a wholly-owned subsidiary of VCampus Corporation. See Note 9 — subsequent events.

On April 24, 2006, the Company entered into an Agreement Regarding the Transfer of Certain Copyrights and Amendment to Existing Agreements (the “Agreement”) with ProsoftTraining Japan, Inc. (“PTJ”). PTJ has been the exclusive licensee for the Company’s proprietary CIW content in Japan since 2001. The Company also owned a de minimus equity stake (less than one percent) in PTJ. Pursuant to the Agreement, the Company transfered certain copyrights to PTJ, including the Company’s proprietary CIW content reformatted into the Japanese language, and granted to PTJ the exclusive right to translate the Company’s CIW exams into the Japanese language. Additionally, the existing agreements between the Company and PTJ were all modified to reflect this change in the business relationship.

Under the terms of the Agreement, and in consideration for the rights granted to PTJ thereunder, PTJ paid the Company a one-time fee of $700,000. Of this amount, $100,000 was received by the Company as a deposit on April 7, 2006, with the remaining balance received by the Company on April 26, 2006. Following the Company’s receipt of this fee, PTJ has no further obligation to pay royalties, licensing or other fees to the Company with respect to sales or permitted use of the CIW content reformatted into the Japanese language. The Company will share the net proceeds earned from the future sales of CIW exams reformatted into the Japanese language with PTJ on a fifty-fifty basis.

The Agreement has been consented to by both the Company’s secured lenders and VCampus Corporation, with whom the Company entered into an Acquisition and Reorganization Agreement dated April 11, 2006 pursuant to which the Company was acquired by VCampus. The U.S. Bankruptcy Court also approved a motion to allow the Agreement to be executed and the transaction to proceed. The proceeds from the Agreement will enable the Company to maintain its operations at current levels until the anticipated completion of the proposed acquisition by VCampus Corporation. As a result of this transaction the purchase price paid by VCampus was reduced by $200,000 from $2.3 million to $2.1 million.

In connection with the Reorganization Agreement, the Company also was a party to a letter agreement between VCampus and the Company’s secured lenders by which VCampus and the secured lenders consent to certain transactions and arrangements relating to the Company and the transactions contemplated by the Reorganization Agreement.

Copies of the Reorganization Agreement, the letter agreement, and the press release announcing the execution of the Agreement were attached as Exhibits 10.1, 10.2 and 99.1, respectively, on a  Report on Form 8-K filed on April 14, 2006. All statements made herein concerning the foregoing agreements are qualified by reference to such exhibits.

Under the terms of the Reorganization Agreement, the existing employment agreement of Benjamin Fink, President and Chief Executive Officer of the Company, dated October 27, 2005, was rejected. The employment agreement contained provisions related to non-competition and non-solicitation, as well as provided that Mr. Fink was to receive a payment of $250,000 in the event of termination of Mr. Fink’s employment for any reason other than gross negligence or willful misconduct or in the event of a change in control of the Company. On April 10, 2006, the Company entered into a Transition Services Agreement with Mr. Fink. The Transition Services Agreement amends and restates, and will replace Mr. Fink’s existing employment agreement with the Company dated October 27, 2005. Under the Transition Services Agreement, Mr. Fink continued to provide substantially the same services to the Company as under the employment agreement, as well as to assist with the completion of the transactions contemplated by the Reorganization Agreement. Pursuant to the Transition Services Agreement, upon the Effective Date (as defined in the Reorganization Agreement), the reorganized Company made a change of control payment to Mr. Fink of $200,000, and VCampus has received a credit against the purchase price under the Reorganization Agreement of $209,080 in exchange for the assumption by the reorganized Company of the obligation to pay Mr. Fink. Mr. Fink’s employment by the Company and/or the reorganized Company terminated effective immediately upon the closing under the Reorganization Agreement. The Transition Services Agreement also provides for the nondisclosure and noncompetition terms from Mr. Fink’s existing employment agreement to be extended for a period of one year from the closing under the Reorganization Agreement. In the event the Reorganization Agreement is terminated without a closing of the transactions contemplated thereunder, the Transition Services Agreement shall immediately terminate and Mr. Fink’s existing employment agreement will be reinstated.

A copy of the Transition Services Agreement was attached as Exhibit 10.3 on a  Report on Form 8-K filed on April 14, 2006.

2.                       Comprehensive Income

The components of comprehensive income (loss) for the three and nine months ended April 30, 2006 and 2005 are as follows:

	Three months ended April 30,		Nine months ended April 30,
	2006	2005	2006	2005

Net income (loss)	$134	$(603)	$(7,485)	$(2,118)
Other comprehensive income (loss):
Foreign currency translation adjustments	47	16	47	35
Comprehensive income (loss)	$181	$(587)	$(7,438)	$(2,083)

3.                       Recent Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 151, Inventory Costs, an amendment of APB No. 43, Chapter 4. The purpose of this statement is to clarify the accounting of abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) be recognized as current-period charges and by requiring the allocation of fixed production overhead to inventory based on the normal capacity of production facilities. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 24, 2004. The adoption of SFAS No. 151 did not have a material impact on our financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005, with earlier application permitted. The adoption of SFAS No. 153 did not have a material impact on our consolidated financial statements.

In December 2004, FASB issued SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123R”), which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation, and superseded Accounting Principal Board Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees. Generally, SFAS No. 123R requires that all share-based payments to employees, including grants of employee stock options, be recognized in the financial statements based on their fair values. The pro forma disclosures previously permitted under SFAS No. 123 will no longer be an alternative to financial statement recognition. Under SFAS No. 123R, we must determine the appropriate fair value method to be used at the date of adoption.

In April 2005, the SEC amended Rule 401(a) of Regulation S-X to delay the effective date for compliance with SFAS No. 123R. Based on the amended rule, the Company is required to adopt SFAS No. 123R effective as of the Company’s fiscal quarter ending October 31, 2006. The Company is evaluating the requirements of SFAS No. 123R and expects the adoption of SFAS No. 123R will have a material effect on its results of operations and earnings per share. The Company has not yet determined its method of adoption of SFAS No. 123R. See Note 7 of the Notes to the Consolidated Financial Statements for the proforma impact of stock-based compensation on the three and six month periods ended January 31, 2006 and January 31, 2005, respectively.

4.         Earnings (Loss) Per Share of Common Stock

Basic earnings (loss) per share, or basic EPS, of common stock was calculated by dividing net income (loss) by the weighted-average number of common shares outstanding during each period. Dilutive earnings (loss) per share, or diluted EPS, is computed by dividing net income (loss) after adjustments for the effect of our convertible notes (if dilutive), by the weighted average number of common shares and potentially dilutive shares outstanding (if dilutive) during each period. Potentially dilutive shares include stock options, warrants and assumed conversion of the convertible notes. The number of potentially dilutive shares outstanding relating to stock options is computed using the treasury stock method and the potentially dilutive shares outstanding relating to warrants and convertible notes is computed using the if-converted method. Since the Company recorded losses for the three and nine month periods ended April 30, 2006 and 2005, the diluted EPS of common stock is the same as the basic EPS, as any potentially dilutive securities (totaling 2,665,550 as of April 30, 2006) would be anti-dilutive. These options, warrants and the convertible notes may become dilutive in the future.

The reconciliation of the amounts used to calculate the basic EPS and diluted EPS is as follows:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2006	2005	2006	2005
Weighted average shares outstanding - basic	4,690,059	4,272,122	4,671,314	4,294,507
Dilutive effect of stock option grants	—	—	—	—
Dilutive effect of warrants	—	—	—	—
Weighted average shares outstanding - diluted	4,690,059	4,565,710	4,671,314	4,294,507
Net income (loss)	$134	$(603)	$(7,486)	$(2,118)
Net income (loss) per share — basic	$0.03	$(0.13)	$(1.60)	$(0.49)
Net income (loss) per share - diluted	$0.03	$(0.13)	$(1.60)	$(0.49)

5.                          Goodwill and License Agreements

License agreements are those rights acquired from others through business combinations to produce and distribute courseware and other publications. License agreements are amortized on a straight-line basis over a period of seven years, subject to impairment based on the carrying value exceeding fair value. Goodwill is not amortized, but tested for impairment at least annually in accordance with SFAS No. 142, Goodwill and Other Intangible Assets.  The Company adopted SFAS No. 142 on August 1, 2002 and identified one reporting unit and discontinued goodwill amortization at that time.  The remaining unamortized goodwill was reduced to zero through an impairment charge during the fiscal quarter ended January 31, 2006.

Intangible assets consist of the following (in thousands):

	April 30, 2006		July 31, 2005
	Gross Carrying Value	Accumulated Amortization	Gross Carrying Value	Accumulated Amortization
Amortized intangible assets:
Licenses	$2,985	$2,985	$2,985	$2,985
Intangible assets not subject to amortization:
Goodwill	5,506	5,506	12,251	5,506
Total intangibles	$8,491	$8,491	$15,236	$8,491

Amortization expense related to intangible assets totaled $-0- and $-0- during the three and nine month periods ended April 30, 2006 and $64,000 and $192,000 for the three and nine month periods ended April 30, 2005. License agreements became fully amortized during fiscal year 2005.

6.                          Valuation of Long-Lived Assets

The Company evaluates the carrying value of other long-lived assets, including goodwill, whenever events or changes in circumstances indicate the carrying amount may not be fully recoverable. If the total expected future undiscounted cash flow is less than the carrying value of the assets, a loss is recognized based on the amount by which the carrying value exceeds the asset’s fair value.

7.         Stock-Based Compensation

The Company has adopted only the disclosure provisions of FASB No. 123 for employee stock options and continues to apply Accounting Principles Board, or APB, Opinion No. 25 for recording stock options issued to its employees and directors. Pro forma information regarding net loss and net loss per share is required by FASB No. 123 as if the Company had accounted for its stock-based awards to employees under the fair value method. The fair value of the Company’s stock-based awards to employees was estimated using the Black-Scholes multiple option model.

The fair value of the Company’s stock-based awards to employees was estimated assuming no expected dividends and the following assumptions:

	Three Months Ended April 30,		Nine Months Ended April 31,
	2006	2005	2006	2005
Weighted average expected life	4 years	4 years	4 years	4 years
Expected stock price volatility	79%	74%	79%	74%
Risk-free interest rate	4.35%	3.8%	4.35%	3.8%

FASB Statement No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123, amends the disclosure requirement of FASB Statement No 123. The following table illustrates the effect on net loss if the fair-value-based method had been applied to our stock-based employee compensation plans in each period.

	Three Months Ended April 30,		Nine Months Ended April 30,
	2006	2005	2006	2005
Net income (loss) as reported	$134	$(603)	$(7,485)	$(2,118)
Deduct: Total stock-based employee compensation under fair-value based method	(38)	(117)	(115)	(346)
Pro forma net income (loss)	$96	$(720)	$(7,600)	$(2,464)
Net income (loss) per share — basic:
As reported	$0.03	$(0.13)	$(1.60)	$(0.49)
Pro forma	$0.02	$(0.16)	$(1.63)	$(0.57)
Net income (loss) per share — diluted:
As reported	$0.03	$(0.13)	$(1.60)	$(0.49)
Pro forma	$0.02	$(0.16)	$(1.63)	$(0.57)

8.         Debt

In October 2001, the Company received $2.5 million from Hunt Capital Growth Fund II, L.P. (“Hunt Capital”) pursuant to the issuance to Hunt Capital of a Subordinated Secured Convertible Note. The Note is secured by all of the assets of the Company, has a five-year term, carries a 10% coupon, and does not require any interest payments until maturity. The Note is convertible into Common Stock of the Company at $4.09 per share. Hunt Capital may accelerate the maturity of the Note upon certain events, including a sale or change of control of the Company, an equity financing by the Company in excess of $2.5 million, or delisting of the Company’s common stock by Nasdaq. In addition, as further consideration for the investment, Hunt Capital received the right to certain payments upon a sale of the Company in a transaction whose value falls below $145 million. The potential payment is $1 million unless the transaction value falls below $60 million at which point the payment would grow on a pro-rata basis to $4.5 million if the transaction value falls below $10 million.

On August 30, 2004, the Company issued $1.35 million of Secured 8% Convertible Notes due August 30, 2006, to institutional investors. The Notes are secured by all of the assets of the Company, subject to an intercreditor agreement with Hunt Capital, the Company’s existing secured creditor, and require interest payments semi-annually, in cash or, at the Company option, in shares of its Common Stock or in the form of additional one-year notes accruing interest at the rate of 10% per annum. The Notes are convertible into common stock of the Company at $1.68 per share. In connection with this financing, the Company also issued to the investors (i) warrants to purchase up to 200,893 shares of the Company’s Common Stock, exercisable at $2.28 per share and expiring in March 2010, and (ii) warrants to purchase up to 642,858 shares, exercisable at $2.10 per share and generally expiring in February 2006.

The intrinsic value of the beneficial conversion feature of the Notes was $0.79 million and the portion of the proceeds allocated to the warrants issued in connection with the debt totaled $0.56 million. Thus, $1.35 million was recognized as a reduction of the convertible debt and an addition to paid-in capital.  This $1.35 million value of the warrants and beneficial conversion feature is being amortized over the life of the notes (or accelerated to reflect actual conversion of the notes or exercise of the warrants), and recorded as non-cash interest expense.

The Company engaged a registered broker-dealer to assist in the sale of the Notes and warrants. The broker-dealer received a placement fee of $100,000 and a warrant to purchase 60,268 shares at $2.28 per share. The issuance of the warrants to the broker-dealer was valued at $100,000.

On November 3, 2005, the Company received notice of a Nasdaq Staff Determination indicating that the Company’s common stock did not qualify for continued listing on The Nasdaq SmallCap Market based upon Nasdaq Marketplace Rule 4310(c)(4) (the “Rule”).  On May 6, 2005, the Nasdaq Staff had notified the Company that the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and as a result did not comply with the Rule. The Company was provided 180 calendar days, or until November 2, 2005 to regain compliance with the Rule.  As of November 2, 2005, the Company had not regained compliance with the Rule and was not eligible for an additional 180 calendar day compliance period since it did not meet the Nasdaq Capital Market initial inclusion criteria set forth in the Rule. Accordingly, the Company’s securities were delisted from the Nasdaq SmallCap Market at the opening of business on November 14, 2005. The Company’s securities were formerly traded on the Over the Counter Bulletin Board under the symbol POSO.OB.

The Company’s failure to maintain its listing on the Nasdaq Small Cap Market constitutes an event of default under the terms of the Company’s Secured Convertible Note and the Secured 8% Convertible Notes. Such a default provides the holders of the Notes with the ability to demand immediate repayment of the principal and interest currently owed under the Notes. The current outstanding amount in the aggregate under these Notes is approximately $4.35 million. The Company has had discussions with the holders of the Notes to seek to dissuade each holder from exercising its rights and remedies, including acceleration of the Notes, resulting from the currently existing event of default.  However, these Notes can currently be accelerated by the holders at any time, and if the Notes are accelerated, absent any additional financing, the Company will be unable to repay the principal and interest owed and in serious financial jeopardy and may be forced to seek bankruptcy protection (see Subsequent Events below).

9.         Subsequent Events

On April 11, 2006, Prosoft Learning Corporation, together with its ComputerPREP Inc. subsidiary (collectively the “Company”), filed petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Arizona (the “Bankruptcy Court”). On June 1, 2006, the Bankruptcy Court entered an order (the “Confirmation Order”) approving and confirming the Plan of Reorganization Proposed by Prosoft Learning Corporation, et al dated April 27, 2006 (the “Plan of Reorganization” or the “Plan”). The effective date of the Plan of Reorganization was June 12, 2006 (the “Effective Date”). A copy of the Plan of Reorganization as confirmed and the Confirmation Order were attached as Exhibits 2.1 and 2.2, respectively, to a Report on Form 8-K filed on June 6, 2006 and are incorporated herein by reference.

The following is a summary of the material features of the Plan. This summary only highlights certain of the substantive provisions of the Plan of Reorganization and is not intended to be a complete description of, nor a substitute for, the Plan of Reorganization. This summary is qualified in its entirety by reference to the full text of the Plan of Reorganization.

The Plan of Reorganization provides (among other things) that all equity interests of the Company, including without limitation, common or preferred stock, and any warrants, option rights, conversion rights, rights of first refusal, causes of action, or other rights (contractual or otherwise) to acquire or receive any stock or other equity ownership interests in the Company (collectively the “Existing Capital Stock”) shall be cancelled and terminated as of the Effective Date, and Reorganized Prosoft will be formed. The holders of the Existing Capital Stock shall not receive any equity or other interest in Reorganized Prosoft and shall not receive any payment or other consideration in exchange for the Existing Capital Stock. Pursuant to the terms of the Acquisition and Reorganization Agreement dated April 11, 2006 by and among Prosoft Learning Corporation, ComputerPREP, Inc. and VCampus Corporation (the “Acquisition and Reorganization Agreement”), VCampus Corporation will acquire all of the new common stock of Reorganized Prosoft in exchange for payment of the purchase price. The consideration received from VCampus, together with all assets, rights and property of the Company not transferred to Reorganized Prosoft, shall be transferred and assigned to the Liquidating Trust. The Liquidating Trust will administer and distribute the purchase price and any assets not transferred to Reorganized Prosoft in accordance with the terms of the Plan and the Acquisition and Reorganization Agreement.

Other than those debts or executory contracts specifically assumed by Reorganized Prosoft, or as otherwise provided in the Plan, all existing debts and claims or any kind of the Company shall be discharged, released and terminated.

As of June 1, 2006, and prior to giving effect to the Plan of Reorganization, the Company estimated the total value of its assets at $1,211,000 and its liabilities at $5,632,000.

On April 11, 2006, Prosoft Learning Corporation (the “Company”) entered into an Acquisition and Reorganization Agreement between VCampus Corporation, Prosoft Learning Corporation and ComputerPREP, Inc. (the “Reorganization Agreement”). ComputerPREP is a wholly-owned subsidiary of the Company. Pursuant to the Reorganization Agreement, the Company filed a petition for reorganization under Chapter 11 of Title 11 of the United States Code, and submited a proposed Chapter 11 Plan of Reorganization. Subsequent to Bankruptcy Court approval, the reorganized Company became a wholly-owned subsidiary of VCampus Corporation.

Under the terms of the Reorganization Agreement, VCampus Corporation paid an aggregate price of $2.1 million for 100% of the newly issued common stock of the reorganized Company. $1.8 million was paid in cash at closing, with $300,000 paid in the form of two 6% promissory notes of $150,000 each. The first note is due in one balloon payment on July 1, 2007, with the other note payable in six equal monthly installments of principal and interest beginning on January 1, 2007. The aggregate purchase price is subject to a working capital adjustment at closing. The Company used the proceeds to retire its existing secured convertible notes and to pay other reorganization expenses. VCampus also assumed certain liabilities and obligations of Prosoft, including essential trade payables, as part of the reorganization, continued substantially all of Prosoft’s existing operations and retained virtually all Prosoft’s employees. The filing of the Plan of Reorganization constituted an event of default under the Company’s Secured Convertible Note and the Secured 8% Convertible Notes. Such a default provided the holders of the notes with the ability to require immediate repayment of the principal and interest owed under the notes. The amount outstanding in the aggregate under these notes in April 2006 was approximately $4.28 million. Pursuant to the Acquisition and Reorganization Agreement and the bankruptcy process referenced the net purchase price, after transaction expenses, was paid to the holders of these notes at closing, and the Secured Convertible Note and the Secured 8% Convertible Notes were discharged in full.  No proceeds will be available to the existing shareholders of the Company.

On April 24, 2006, the Company entered into an Agreement Regarding the Transfer of Certain Copyrights and Amendment to Existing Agreements (the “Agreement”) with ProsoftTraining Japan, Inc. (“PTJ”). PTJ has been the exclusive licensee for the Company’s proprietary CIW content in Japan since 2001. The Company also owned a de minimus equity stake (less than one percent) in PTJ. Pursuant to the Agreement, the Company transfered certain copyrights to PTJ, including the Company’s proprietary CIW content reformatted into the Japanese language, and granted to PTJ the exclusive right to translate the Company’s CIW exams into the Japanese language. Additionally, the existing agreements between the Company and PTJ were all modified to reflect this change in the business relationship.

Under the terms of the Agreement, and in consideration for the rights granted to PTJ thereunder, PTJ paid the Company a one-time fee of $700,000. Of this amount, $100,000 was received by the Company as a deposit on April 7, 2006, with the remaining balance received by the Company on April 26, 2006. Following the Company’s receipt of this fee, PTJ has no further obligation to pay royalties, licensing or other fees to the Company with respect to sales or permitted use of the CIW content reformatted into the Japanese language. The Company will share the net proceeds earned from the future sales of CIW exams reformatted into the Japanese language with PTJ on a fifty-fifty basis.

The Agreement has been consented to by both the Company’s secured lenders and VCampus Corporation, with whom the Company entered into an Acquisition and Reorganization Agreement dated April 11, 2006 pursuant to which the Company was acquired by VCampus. The U.S. Bankruptcy Court also approved a motion to allow the Agreement to be executed and the transaction to proceed. The proceeds from the Agreement will enable the Company to maintain its operations at current levels until the anticipated completion of the proposed acquisition by VCampus Corporation. As a result of this transaction the purchase price paid by VCampus was reduced by $200,000 from $2.3 million to $2.1 million.

In connection with the Reorganization Agreement, the Company also was a party to a letter agreement between VCampus and the Company’s secured lenders by which VCampus and the secured lenders consent to certain transactions and arrangements relating to the Company and the transactions contemplated by the Reorganization Agreement.

Copies of the Reorganization Agreement, the letter agreement, and the press release announcing the execution of the Agreement were attached as Exhibits 10.1, 10.2 and 99.1, respectively, on a  Report on Form 8-K filed on April 14, 2006. All statements made herein concerning the foregoing agreements are qualified by reference to such exhibits.

Under the terms of the Reorganization Agreement, the existing employment agreement of Benjamin Fink, President and Chief Executive Officer of the Company, dated October 27. 2005, was rejected. The employment agreement contained provisions related to non-competition and non-solicitation, as well as provided that Mr. Fink was to receive a payment of $250,000 in the event of termination of Mr. Fink’s employment for any reason other than gross negligence or willful misconduct or in the event of a change in control of the Company. On April 10, 2006, the

Company entered into a Transition Services Agreement with Mr. Fink. The Transition Services Agreement amends and restates, and will replace Mr. Fink’s existing employment agreement with the Company dated October 27, 2005. Under the Transition Services Agreement, Mr. Fink continued to provide substantially the same services to the Company as under the employment agreement, as well as to assist with the completion of the transactions contemplated by the Reorganization Agreement. Pursuant to the Transition Services Agreement, upon the Effective Date (as defined in the Reorganization Agreement), the reorganized Company made a change of control payment to Mr. Fink of $200,000, and VCampus has received a credit against the purchase price under the Reorganization Agreement of $209,080 in exchange for the assumption by the reorganized Company of the obligation to pay Mr. Fink. Mr. Fink’s employment by the Company and/or the reorganized Company terminated effective immediately upon the closing under the Reorganization Agreement. The Transition Services Agreement also provides for the nondisclosure and noncompetition terms from Mr. Fink’s existing employment agreement to be extended for a period of one year from the closing under the Reorganization Agreement. In the event the Reorganization Agreement is terminated without a closing of the transactions contemplated thereunder, the Transition Services Agreement shall immediately terminate and Mr. Fink’s existing employment agreement will be reinstated.

A copy of the Transition Services Agreement was attached as Exhibit 10.3 on a  Report on Form 8-K filed on April 14, 2006.